EXHIBIT 99.8
Internal Communications
 Novelis Inc.

Date:	February 12, 2007

To:	See Distribution

cc:

From:	Corporate Communications

Subject:	Employee Powerpoint Presentation on Hindalco Acquisition

Priority:	High Action: FYI
Dear Colleagues:
Attached below is an employee presentation (including talking points) about the Hindalco acquisition. We are currently translating the presentation into French, German, Italian, Korean, Malay and Portuguese and hope to provide you with those versions no later than tomorrow, February 13.
Best regards,
Corporate Communications
Distribution:
Additional Information and Where to Find it
In connection with the proposed arrangement and required shareholder approval, Novelis Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NOVELIS AND THE ARRANGEMENT. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Novelis with the SEC may be obtained free of charge by contacting Novelis at 3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary. Our filings with the SEC are also available on our website at www.novelis.com.

Participants in the Solicitation
Novelis and its officers and directors may be deemed to be participants in the solicitation of proxies from Novelis’ shareholders with respect to the arrangement. Information about Novelis’ officers and directors and their ownership of Novelis’ common shares is set forth in the proxy circular for Novelis’ 2006 Annual Meeting of Shareholders, which was filed with the SEC on September 15, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Novelis and its respective officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the arrangement, which will be filed with the SEC.